Exhibit D-3.2

[SEAL]
                          COMMONWEALTH OF MASSACHUSETTS
               OFFICE OF CONSUMER AFFAIRS AND BUSINESS REGULATION
                                  DEPARTMENT OF
                           TELECOMMUNICATIONS & ENERGY
                        100 CAMBRIDGE STREET, 12TH FLOOR
                                BOSTON, MA 02202

A. PAUL CELLUCCI                                               JANET GAIL BESSER
GOVERNOR                                                                   CHAIR
JANE SWIFT                                                        JAMES CONNELLY
LIEUTENANT GOVERNOR                                                 COMMISSIONER
                                                               W. ROBERT KEATING
                                                                    COMMISSIONER
DANIEL A.  GRABAUSKAS                                    EUGENE J. SULLIVAN, JR.
DIRECTOR OF CONSUMER AFFAIRS                                        COMMISSIONER
AND BUSINESS REGULATION                                        PAUL B. VASINGTON
                                                                    COMMISSIONER

                                  June 24, 1999

Ms.  Catherine A.  Fisher
Assistant Director
Securities and Exchange Commission
455 Fifth Street
Washington, D.C.  20549

     Re: SEC File No. 70-9473, State Commission Certification Relating to the Proposed Merger of National Grid Group, plc and New England Electric System

Dear Ms. Fisher:

     On March 26, 1999, the National Grid Group, plc ("National Grid") and New England Electric System ("NEES") filed an application-Declaration under the Public Utility Holding Company Act of 1935 ("1935 Act"), seeking approvals relating to the proposed acquisition of NEES by National Grid. NEES is the parent holding company of, among other subsidiaries, Massachusetts Electric Company and Nantucket Electric Company (together "MECo"). MECo is a retail electric distribution company and public utility subject to the Department of Telecommunications and Energy's ("Department") regulatory authority for ratemaking purposes pursuant to M.G.L. c. 164. The Department understands that, as a result of the acquisition of NEES by National Grid, the NEES subsidiaries, including MECo, will become indirect wholly-owned subsidiaries of National Grid.

     Representatives of NEES and MECo have informed the Department that the Securities and Exchange Commission ("Commission") has requested a certification from regulatory agencies having regulatory jurisdiction over the

SEC File No.  79-9473
June 24, 1999


retail distribution operating companies of NEES.1 Specifically, the Commission seeks a certification that if the merger of National Grid and NEES goes forward, the state agencies will continue to have adequate authority and resources to protect the ratepayers subject to their jurisdiction and that the state agencies intend to exercise that authority.

     As noted above, MECo is a retail electric distribution company and public utility subject to the Department's regulatory authority. By this letter, the Department certifies that, pursuant to M.G.L. c. 164, it has adequate authority and resources to protect ratepayers served by MECo, including in particular, matters such as rates, financings, affiliate transactions, and financial integrity.2 The Department intends to continue to exercise that authority after the merger of National Grid and NEES.

     Please do not hesitate to contact the Department should the Commission require any further information regarding this matter.

                                              Sincerely,

                                              Massachusetts Department of
                                              Telecommunications and Energy


                                              /s/
                                              Janet Gail Besser, Chair


                                              /s/
                                              James Connelly, Commissioner


                                              /s/
                                              W. Robert Keating, Commissioner


                                              /s/
                                              Paul B. Vasington, Commissioner


--------

     1 See, Section 33(a)(2) of the 1935 Act.

     2 In making this certification, the Department neither prejudges, nor takes any position on issues regarding foreign ownership of an electric company subject to the Department's jurisdiction, where such issues may be presented in any pending or future proceeding under M.G.L. c. 164, ss. 96.

SEC File No.  79-9473
June 24, 1999


                                              /s/
                                              Eugene J.  Sullivan, Jr.
                                              Commissioner


cc:      Thomas G. Robinson, Esq., Massachusetts Electric Company
         George B. Dean, Assistant Attorney General; Commonwealth of
         Massachusetts